Exhibit 3.39

Utah Department of Commerce

Division of Corporations & Commercial Code

160 East 300 South, 2nd Floor, S.M. Box 146705

Salt Lake City, UT 84114-6705

Phone: (801) 530-4849

Toll Free: (877)526-3994 Utah Residents

Fax: (801) 530-6438

Web Site: http://www.commerce.utah.gov

Registration Number:	1044873-0142	September 25, 2007
Business Name:	EG&G DEFENSE MATERIALS, INC.
Registered Date:	SEPTEMBER 07, 1999

CERTIFIED COPY OF

ARTICLES OF INCORPORATION

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE (“DIVISION”) HEREBY CERTIFIES THAT THE ATTACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION OF

EG&G DEFENSE MATERIALS, INC.

AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

Kathy Berg Director Division of Corporations and Commercial Code

Dept. of Professional Licensing	Real Estate	Public Utilities	Securities	Consumer Protection
(801)530-6628	(801)530-6747	(801)530-6651	(801)530-6600	(801)530-6601

ARTICLES OF INCORPORATION

OF

EG&G Defense Materials, Inc.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is EG&G Defense Materials, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized are: To provide engineering and technical services to government agencies and commercial entities.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000.00) of the par value of One Dollar ($1.00) each.

FIFTH: The Directors will have the authority to establish series of any preferred or special class of stock, should any be authorized from time to time; and to fix and determine the variations in the relative rights and preferences between series.

SIXTH: The corporation will not commence business

until consideration of the value of at least $1,000 has been received for the issuance of shares.

SEVENTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

No shareholder shall have pre-emptive rights to acquire any additional shares of stock whether now or hereafter authorized.

EIGHTH: The post office address of its initial registered office is c/o C T Corporation System, 50 West Broadway 8th Fl., Salt Lake City, Utah 84101, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

NINTH: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

John R. Dolan	c/o EG&G, Inc., 45 William St. Wellesley, Mass 02181

Leo M. Kelly	c/o EG&G, Inc., 45 William St. Wellesley, Mass 02181

Donald M. Kerr	c/o EG&G, Inc., 45 William St. Wellesley, Mass 02181

TENTH: The name and address of each incorporator is:

NAME	ADDRESS

Patricia Leary	2 Oliver St., Boston, MA 02109

Mara G. Delaney	2 Oliver St., Boston, MA 02109

Salvina Amenta-Gray	2 Oliver St., Boston, MA 02109

Dated September 5, 1989

Patricia Leary, Incorporator

Mara G. Delaney, Incorporator

Salvina Amenta-Gray, Incorporator

STATE OF Massachusetts	)
) SS.
COUNTY OF Suffolk	)

I, Mark Hennessey, a notary public, hereby certify that on the 5th day of September, 1989, personally appeared before me Patricia Leary, Mara G. Delaney, and Salvina Amenta-Gray, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 5th day of September, A.D. 1989.

My commission expires		.
MARK HENNESSEY, Notary Public
My Commission Expires Oct 14, 1994	Notary Public

C T CORPORATION HAVING BEEN DESIGNATED TO ACT AS REGISTERED AGENT HEREBY AGREES TO ACT IN THIS CAPACITY.

C T CORPORATION SYSTEM

Elizabeth F. Gaffney,
Assistant Secretary